UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

000-54884

(Commission File Number)

Delaware	98-6088870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices)

+8862-87126958

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement

On December 23, 2014, Action Holdings Financial Limited (“AHFL”), a wholly-owned British Virgin Islands subsidiary of China United Insurance Service, Inc. (the “Company” or “CUIS”), entered into a Loan Agreement (the “Loan Agreement”) with Lee Shu-Fen (“Ms. Lee”), the Series A Director of the Company.

Pursuant to the Loan Agreement, Ms. Lee will provide a loan in the amount of $314,942 (NTD10 million) (the “Loan”) to AHFL. The term for the Loan shall be from December 23, 2014 to December 22, 2015 with a fixed interest rate at 1.5%. The principal amount of the Loan together with the accrued interest shall be paid in one lump sum before December 22, 2015.

The Loan Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and its terms are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Loan Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: December 23, 2014

	By:	/s/Mao Yi-Hsiao
	Name:	Mao Yi-Hsiao
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Loan Agreement

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